UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2019

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000 - 10210	83 - 0250943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800 New York, New York	10011
(Address of principal executive offices)	(Zip Code)

212-204-7926

(Registrant’s telephone number, including area code)

[Not applicable / Former Name or Address]

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

SECTION 1	Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement

Global Tech Industries Group, Inc., a Nevada corporation (“GTII”), First Capital Master Advisor, LLC, a California limited liability company (“FCMA”), and GCA Equity Partners (“GCA”) (collectively, the “Parties”), having previously entered into a binding Letter of Intent, dated April 12, 2019 (“Original Agreement”), as amended on May 5, 2019. On or about December 26, 2019, the Parties mutually agreed in writing by an exchange of offer and acceptance emails to terminate the Original Agreement, as amended, for all intents and purposes, with no Party deemed to be at fault therefore, and with each Party having no further obligation to the other Party. Accordingly, the Original Agreement, as amended, is declared terminated, effective December 26, 2019.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorized.

GLOBAL TECH INDUSTRIES GROUP, INC.

Date: December 30, 2019	By:	/s/ David Reichman
David Reichman, Chairman and Chief Executive Officer